UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009 (March 4, 2009)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

3110 Hayes Road Suite 300, Houston, Texas 77082
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2009, the board of directors (the “Board”) of Cardtronics, Inc. (the “Company”) adopted resolutions (the “Resolutions”) designating Carleton K. Thompson, III, as the Company’s principal accounting officer.

Carleton K. Thompson, III, known as “Tres”, is 40 years of age and has been employed by the Company since June 2004. He has served as our Chief Accounting Officer since September 2006 and our Director of Reporting from June 2004 until August 2006.  From January 2003 until May 2004, Mr. Thompson served as the Chief Financial Officer of Sternhill Partners, a venture capital partnership providing funding for seed and early-stage technology start-ups.   From October 2001 until December 2002, Mr. Thompson served as the Chief Accounting Officer of Q Services, Inc., an oilfield services company specializing in well enhancement and production services.  Prior to that, Mr. Thompson served in several other corporate finance roles with both privately-held and publicly-traded companies.  Mr. Thompson began his career in September 1990 with Arthur Andersen where he spent 8 years working in the firm’s audit practice providing accounting and auditing services to a wide range of clients.  Mr. Thompson holds a Bachelor of Science degree in accounting from Trinity University and is a licensed CPA in the state of Texas. Mr. Thompson has no family relationship of any kind with any other officer or director of the Company.

Employment Agreement

On June 5, 2008, Mr. Thompson entered into an employment agreement (the “Employment Agreement”) with the Company pursuant to which he serves as the Company’s Chief Accounting Officer and receives an annual salary of $200,170, subject to periodic review by the Board (or a committee thereof). Under the Employment Agreement, Mr. Thompson is eligible to receive a performance base bonus payable on or before March 15th of each year. Mr. Thompson’s bonus is targeted at 40% of his base salary, with the specific annual bonus, if any, subject to approval by the Board (or a committee thereof). In addition, Mr. Thompson is entitled to receive perquisites benefits made available to other senior officers, sick leave, and four weeks paid vacation time each year. The Employment Agreement terminates on June 5, 2011 and, unless terminated sooner, continues on a year-to-year basis thereafter.

In addition to the above terms, the Employment Agreement provides for severance compensation upon termination of Mr. Thompson’s employment. Specifically, if the Employment Agreement is terminated due to (1) medical or mental disability, (2) death, or (3) “Cause” (as the term is defined in the Employment Agreement), Mr. Thompson is entitled to receive payment for all accrued but unpaid base salary and reimbursement of all accrued but unreimbursed expenses and benefits to which he is entitled. If his employment terminates due to reasons other than those set forth above, Mr. Thompson is entitled to severance that includes (1) any unpaid annual bonuses for the calendar year preceding his termination, (2) six months of his base salary (payable in bi-monthly installments); and (3) if he elects to continue coverage for himself and his dependents under the Company’s group health plans under COBRA or ERISA, reimbursement on a monthly basis equal to the amount he must pay to obtain the coverage.

The description of the Employment Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement by and between Tres Thompson & Cardtronics, LP, dated effective June 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARDTRONICS, INC.

Date: March 6, 2009

By: /s/
J. Chris Brewster
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement by and between Tres Thompson & Cardtronics, LP, dated effective June 5, 2008.